STOCK PURCHASE AGREEMENT

                 This Stock Purchase Agreement ("Agreement") is entered into this 16th day of November, 2000 ("Effective Date") by and between Enova Holdings, Inc.("Enova"), a Nevada Corporation with principal offices located in Los Angeles, California, and Staruni Corporation ("SRUN"), a California Corporation with principal offices located in Los Angeles, California.

                 WHEREAS, SRUN desires to acquire from Enova all of the outstanding shares of Pego Systems, Inc;

                 WHEREAS, Enova desires to acquire 15,000,000 or any other amount that shall be equal to one-half of all authorized and issued shares of SRUN so that the effect of this transaction is that Enova shall, upon closing hereof, own Fifty (50%) Percent of SRUN;

                 WHEREAS, Enova and SRUN will exchange the above mentioned shares;

                 NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.       Exchange.  Enova will transfer  thirty-three thousand shares of
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                 the  common   stock  of  Pego   Systems,   Inc.,  a  California
                 Corporation (a figure representing 100% of the shares of Pego Systems, Inc.) to SRUN and SRUN will transfer Fifteen Million (15,000,000) restricted shares or such amount of shares as shall make Enova owner of Fifty (50%) Percent of all issued and outstanding shares of SRUN common stock to Enova;

        2.       No  Guarantee  of Price.  Enova and SRUN do not  guarantee  the
                 -----------------------
                 future value of their respective shares to the other party

        3. Termination. This Agreement may be terminated at any time ------------ prior to the Closing Date:

                 A. By Enova or SRUN.
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                         (1) If there shall be any actual or  threatened  action
                         or  proceeding  by or  before  any  court or any  other
                         governmental   body  which  shall  seek  to   restrain,
                         prohibit, or invalidate the transactions contemplated by this Agreement and which, in judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                         (2) If the Closing shall not have nor occurred prior to December 1,2000, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.
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                 B. By Enova:
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                         (I) If  SRUN  shall  fail  to  comply  in any  material
                         respect   with  any  of  its  or  their   covenants  or
                         agreements contained in this Agreement or if any of the representation or warranties of SRUN contained herein shall be inaccurate in any material respect; or

                 C. By SRUN:
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                         (I) If  Enova  shall  fail to  comply  in any  material
                         respect  with  any  of  its   covenants  or  agreements
                         contained   in  this   Agreement   or  if  any  of  the
                         representation or warranties of Enova contained herein shall be inaccurate in any material respect;

                 In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

        4.  Representations and Warranties of Enova. Enova hereby represents and
            ---------------------------------------
        warrants  that   effective   this  date  and  the  Closing   Date,   the
        representations and warranties listed below are true and correct:

                 A.      Corporate Authority. Enova has the full corporate power
                         -------------------
                         and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of Enova has duly authorized the execution, delivery, and performance of this Agreement.

                 B.      No Conflict  With Other  Instruments.  The execution of
                         ------------------------------------
                         this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of Pego Systems, Inc. to which Enova is a party and has been duly authorized by all appropriated and necessary action.

                 C.      Deliverance of Shares. As of the Closing Date, the Pego
                         ---------------------
                         Shares to be delivered to SRUN will be restricted and constitute valid and legally issued shares of Pego Systems, fully paid and non-assessable.

                 D.      Conflict with Other  Instrument.  The execution of this
                         -------------------------------
                         agreement will not violate or breach any document, instrument, agreement, contract or commitment material to Enova.


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
                 E. Enova has furnished to SRUN certain Unaudited and Internally created Financial Statements regarding Pego Systems, Inc. These statements are dated November 8, 2000 and cover the period of January 1, 2000 through September 30, 2000. Said statements are attached hereto as Exhibit "A". Enova warrants that these statements are true and accurate.

        5.  Representations  and Warranties of SRUN. SRUN hereby  represents and
            ---------------------------------------
        warrants   that,   effective   this  date  and  the  Closing  Date,  the
        representations and warranties listed below are true and correct.

                 A.      Corporate Authority.  SRUN has the full corporate power
                         -------------------
                         and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of SRUN has duly authorized the execution, delivery, and performance of this Agreement.

                 B.      No Conflict  With Other  Instruments.  The execution of
                         ------------------------------------
                         this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of SRUN to which SRUN is a party and has been duly authorized by all appropriated and necessary action.

                 C.      Deliverance of Shares. As of the Closing Date, the SRUN
                         ---------------------
                         Shares to be delivered to Enova will be restricted and constitute valid and legally issued shares of SRUN, fully paid and non-accessible.

                 D.      No Conflict  with Other  Instrument.  The  execution of
                         -----------------------------------
                         this agreement will not violate or breach any document, agreement, contract or commitment material to SRUN.

        6. Closing. The Closing as herein referred to shall occur upon such date
           -------
        as the parties hereto may mutually agree upon, but is expected to be on or before December 1, 2000 by which time all parties shall have completed their due diligence.

                 At closing SRUN will deliver the SRUN shares to Enova and Enova will deliver the Pego Systems, Inc. shares to SRUN.

        7. Conditions  Precedent of Enova to Effect Closing.  All obligations of
           ------------------------------------------------
        Enova under this Agreement are subject to fulfillment prior to or as of the Closing Date, of each of the following conditions:




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
                 A. The representations and warranties by or on behalf of SRUN contained in this Agreement or in any certificate or documents delivered to Enova pursuant to the provisions hereof shall be true in all material respects at end as of the time of closing as though such representations and warranties were made at and as of such time.

                 B. SRUN shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                 C.      All  instruments  and  documents   delivered  to  Enova
                         pursuant to the provisions hereof shall be reasonably satisfactory to Enova's legal counsel.

                 Conditions Precedent of SRUN to Effect Closing. All obligations of SRUN under this agreement are subject to fulfillment prior to or as of the date of Closing, of each of the following conditions:

                 A. The representations and warranties by or on behalf of Enova contained in this Agreement or in any certificate or documents delivered to SRUN pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

                 B. Enova shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                 C.      All  instruments   and  documents   delivered  to  SRUN
                         pursuant to the provisions hereof shall be reasonably satisfactory to SRUN's legal counsel.

        9.  Damages and Limit of Liability.  Each party shall be liable, for any
            ------------------------------
        material breach of the representations, warranties, and covenants contained herein, which results in a failure to perform any obligation under this Agreement only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

        10.  Nature  and  Survival  of  Representations   and  Warranties.   All
             ------------------------------------------------------------
        representations,  warranties  and  covenants  made by any  party in this
        Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

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
11.     Indemnification Procedures.
        --------------------------

        A. Pego Systems, Inc. presently is in debt to Comerica Bank for approximately $950,000. Said sum has been guaranteed by Enova and The Hartcourt Companies (OTCBB "HRCT") There is a present litigation in the matter with Comerica Bank suing both Pego and HRCT. Both Hartcourt and Enova agree to remain as guarantors of such debt( until and unless any court of competent jurisdiction shall rule otherwise) and shall hold SRUN harmless for any and all costs incidental to this matter. However, Pego owns 200000 shares of Hartcourt, which, if Pego is compelled to pay Comerica, may only be used to diminish that debt, for that purpose and no other.


        B. If any other claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the parry from whom is sought (Indemnifying Party) The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Parry will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonable withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Parry refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

12.  Changes in  Management  of SRUN.  The Board of Directors of SRUN  presently
     -------------------------------
consists of three persons. As a result of this transaction, Frederic Cohn, Chairman of Enova, shall be added to the Board of SRUN. He shall also become an officer of SRUN. Both Harcourt and Enova agree to this management and Board structure of SRUN for a period of at least two years from the date of this agreement, unless all parties and signatories to this agreement mutually agree to a change.

13. Costs and  Expenses.  Enova and SRUN shall bear their own costs and expenses
    -------------------
in the proposed exchange and transfer described in this Agreement. Enova and SRUN have been represented by their own attorney in this transaction, and shall pay the fees of its attorney, except as may be expressly set forth herein to the contrary.
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
14. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:


                To Enova:     Enova Holdings, Inc.
                              9800 South Sepulveda Boulevard, Suite 818
                              Los Angeles California 90045
                              Telephone: (310) 410-7290
                              Telefax: (310) 410-7297
                              Attn: Frederic Cohn, Chairman

                To SRUN:      Staruni Corporation
                              1642 Westwood Boulevard, Suite 201
                              Los Angeles, California  90024
                              Telephone: (310) 470-9358
                              Telefax: (310) 470-9127
                              Attn: Bruce Stuart, President

15.  Miscellaneous.
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     A.  Further  Assurances.  At any  time and from  time to  time,  after  the
         -------------------
effective date, each party will execute such additional instruments and take such as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     B.  Waiver.  Any failure on the part of any party hereto to comply with any
         ------
of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     C.  Headings.  The section and  subsection  headings in this  Agreement are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     D.  Counterparts.  This Agreement may be executed  simultaneously in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.












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

     E. Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary. Any suit. action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the Judicial Arbitration and Mediation Services in Los Angeles, Ca., pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator. The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

     F. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

     G.  Severability.   If  any  part  of  this  Agreement  is  deemed   to  be
unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and above written.

                        Enova Holdings, Inc.
                        By:  _________________________________________
                        Frederic Cohn, Chairman

                        Staruni Corporation
                        By:  _________________________________________
                        Bruce Stuart, President